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                             MAINSTAY CODE OF ETHICS

                       MAINSTAY INSTITUTIONAL FUNDS, INC.
                            MAINSTAY MANAGEMENT, LLC

                       Approved by the Board of Directors
                      of MainStay Institutional Funds, Inc.
                           as of ______________, 2000
                             Pursuant to Rule 17j-1
              Under the Investment Company Act of 1940, as amended


I.       INTRODUCTION AND APPLICATION

         MainStay Institutional Funds, Inc. (the "Company") and its Investment Adviser, MainStay Management, LLC ("MainStay Management"), recognize the importance of high ethical standards in the conduct of their business and require that this Code of Ethics (the "MainStay Code" or the "Code") be observed by each of their Access Persons (defined below in Section III (A)). The Company's Board of Directors (the "Board"), including a majority of its Independent Directors (defined below in Section III (J)), has approved this Code as compliant with Rule 17j-1 of the Investment Company Act of 1940, as amended (the "1940 Act"), and has also approved the Code of Ethics of each Subadviser to the Company and of the Company's principal underwriter. Access Persons of an entity whose Code of Ethics has been approved by the Board and who are subject to that code may comply with that code instead of the MainStay Code.

         Prior to any Investment Adviser or Subadviser (each, an "Adviser") or principal underwriter entering into an agreement to provide services to the Company, such Adviser or principal underwriter shall have adopted its own code of ethics that complies with Rule 17j-1, which code of ethics shall have been approved by the Board in accordance with Rule 17j-1.

         Any material change to the MainStay Code must be approved by the Board. Any material change to the code of any Adviser or principal underwriter to the Company must be approved by the Board within six months of the adoption of such material change. Accordingly, an Adviser or principal underwriter must notify the Company Compliance Officer (as defined herein) as soon as is practicable following any such material change.

         All recipients of the Code are directed to read it carefully, retain it for future reference and abide by the rules and policies set forth herein. Any questions concerning the applicability or interpretation of such rules and policies, and compliance therewith, should be directed to the Compliance Officer.

         Each Access Person is under a duty to exercise his or her authority and responsibility for the benefit of the Company and its shareholders, to place the interests of the shareholders first and to refrain from having outside interests that conflict with the interests of the Company and its shareholders. Each such person must avoid any circumstances that might adversely affect or
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appear to affect his or her duty of complete loyalty to the Company and its shareholders in the discharge of his or her responsibilities, including the protection of confidential information and corporate integrity. Each Access Person must abstain from participation (or any other involvement) in "insider trading" in contravention of any applicable law or regulation. The reputation of the Company and its affiliates for trustworthy financial services is a valuable asset that all Access Persons are expected to preserve and protect.

         All personal securities transactions must be conducted consistent with the Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility. All persons must abide by the fundamental standard that personnel of the Company, its Advisers and principal underwriter should not take inappropriate advantage of their positions.

         While compliance with the provisions of the Code is anticipated, Access Persons should be aware that in response to any violations, the Company, MainStay Management or the applicable Adviser or principal underwriter, as the case may be, will take whatever action is deemed appropriate under the circumstances including, but not necessarily limited to, dismissal of such Access Person. Technical compliance with the Code's procedures will not automatically insulate from scrutiny trades that show a pattern of abuse of an individual's fiduciary duties to the Company.

II.      PURPOSE

         This Code has been adopted by the Board in accordance with Rule 17j-1(c). Rule 17j-1 (the "Rule") (a copy of which is attached as Exhibit A.1) generally prohibits fraudulent or manipulative practices with respect to purchases or sales of securities held or to be acquired by investment companies, if effected by persons associated with such companies. The Rule requires organizations subject to it to adopt a code of ethics designed to prevent Access Persons from engaging in fraud, and requires the organization to use reasonable diligence and institute procedures reasonably necessary to prevent violations of its code of ethics. The Rule also requires each Access Person to report personal securities transactions on at least a quarterly basis, and to report securities holdings upon becoming an Access Person, and annually thereafter. The purpose of this Code is to provide regulations and procedures consistent with the 1940 Act, Rule 17j-1 and recommendations contained in the May 9, 1994 Report of the Advisory Group on Personal Investing of the Investment Company Institute.

III.     DEFINITIONS

         (A)      "Access Person" means:

                  (i) any director, officer, general partner or Advisory Person of the Company or an Adviser to the Company; and

                  (ii) any director or officer of a principal underwriter who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of securities by the Company, or whose


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                           functions or duties in the ordinary course of
                           business relate to the making of any recommendation to the Company regarding the purchase or sale of securities.

         (B) "Adviser" means an entity listed in the Company's current prospectus that provides advice to the Company with respect to the purchase and sale of securities and includes a Subadviser.

         (C)      "Advisory Person" means:

                  (i) any employee of the Company or employee of an Adviser (or of any company in a control relationship to the Company or an Adviser), who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of securities by the Company, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and

                  (ii) any other natural person, if any, who has the power to exercise a controlling influence over the management or policies of the Company or of an Adviser, unless such power is solely the result of his or her position with the Company, and who obtains information concerning recommendations made to the Company with regard to the purchase or sale of a security.

         (D) "Beneficial Ownership" shall have the same meaning as set forth in Rule 16a-1(a)(2) of the Securities Exchange Act of 1934, as amended (a copy of which is attached as Exhibit A.2). Subject to the specific provisions of Rule 16a-1(a)(2), beneficial ownership generally means having or sharing, directly or indirectly, through any contract arrangement, understanding, relationship, or otherwise, a direct or indirect "pecuniary interest" in the securities.

                  (i) "Pecuniary interest" means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the securities.

                  (ii)     "Indirect pecuniary interest" includes:

                           (a) generally, securities held by members of the person's "immediate family" sharing the same household (which ownership interest may be rebutted);

                           (b) a general partner's proportionate interest in portfolio securities held by a general or limited partnership;

                           (c) a person's right to dividends that is separated or separable from the underlying securities (otherwise, a right to dividends alone will not constitute a pecuniary interest in securities);

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                           (d)      a person's interest in securities held by a
                                    trust;

                           (e) a person's right to acquire securities through the exercise or conversion of any derivative security, whether or not presently exercisable; and

                           (f) a performance-related fee, other than an asset based fee, received by any broker, dealer, bank, insurance company, investment company, investment manager, trustee, or person or entity performing a similar function, with certain exceptions.

                  (iii) "Immediate family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and also includes adoptive relationships.

                  (iv) "Derivative securities" includes any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege at a price related to an equity security, or similar securities with a value derived from the value of an equity security, with certain exceptions.

         (E) "Business Organized For Profit" means any corporation, partnership, limited liability company, business trust or similar corporate entity with a "profit-oriented" business purpose, but does not mean any such entity with a "voluntary" or "charitable" purpose, as such terms are commonly understood.

         (F) "Compliance Officer" means the person appointed by the Company's Board of Directors to administer the Code and may include, as applicable, a Local Compliance Officer. Where the term "Compliance Officer of the Company" or "Company Compliance Officer" is used, however, it shall not include a Local Compliance Officer.

         (G) "Covered Security" means any security except direct obligations of the United States, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements and shares issued by open-end investment companies.

         (H)      "Director" means a director of the Company.

         (I)      "Fund" means a separate portfolio of assets of the Company.

         (J) "Independent Director" means a Director of the Company who is not an "interested person" of the Company within the meaning of Section 2(a)(19) of the 1940 Act. The Secretary of the Company will inform each Director whether he or she is an Independent Director.

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         (K)      "Investment Adviser" means MainStay Management, LLC and/or any
                  Adviser that is not a Subadviser.

         (L) "Investment Personnel" means (i) any employee of the Company or an Adviser to the Company (or any company in a control relationship to the Company or Adviser) who in connection with his or her regular functions or duties makes, participates in or recommends the purchase or sale of a security for the Company, and (ii) any natural person, if any, who controls the Company or any Adviser to the Company and who obtains information concerning recommendations made to the Company or any Fund thereof, regarding the purchase or sale of securities by the Company or one or more Funds.

         (M) "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934.

         (N) "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to
                  Section 4(2) or 4(6) thereof, or pursuant to Rules 504, 505, or 506 thereunder.

         (O) "Local Compliance Officer" means any officer appointed by the Company Compliance Officer to ensure compliance with the Code and Procedures by an Adviser or the principal underwriter.

         (P) "Purchase or Sale of a Covered Security" includes, among other things, the writing of an option to purchase or sell a Covered Security.

         (Q) "Restricted List" means that listing of securities maintained by the Company Compliance Officer in which trading by Access Persons is generally prohibited.

         (R) "Security Held or to Be Acquired" means any Covered Security that within the most recent 15 calendar days (i) is or has been held by the Company or (ii) "is being or has been considered" by the Company or an Adviser to the Company for purchase by the Company; and any option to purchase or to sell, including any security convertible into or exchangeable for, such security. A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated to an Access Person, or with respect to the person making the recommendation, when such person considers making such a recommendation.

         (S) "Subadviser" means any entity listed in the Company's current prospectus that provides advice to the Company with respect to the purchase and sale of securities in a subadvisory relationship to an Investment Adviser to the Company.


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IV.      GENERAL POLICY

         In accordance with Rule 17j-1(b), it shall be a violation of this Code and the Procedures for any affiliated person or principal underwriter for the Company, or any affiliated person of an Adviser to or the principal underwriter of the Company in connection with the purchase or sale, directly or indirectly, by such person of a Security Held or to Be Acquired by the Company:

         1. to employ any device, scheme or artifice to defraud the Company;

         2. to make to the Company any untrue statement of a material fact or to omit to state to the Company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made not misleading;

         3. to engage in any act, practice, or course of business that operates or would operate as a fraud or deceit upon the Company; or

         4. to engage in any manipulative practice with respect to the Company.

V.       COMPLIANCE PROCEDURES

         (A)      Conflicts of Interest

                  (1) Each Access Person has the duty to disclose to the Company Compliance Officer and, if such person is an officer, director or employee of an Adviser or principal underwriter, to the Local Compliance Officer of that Adviser or principal underwriter, any interest whatsoever that he or she may have in any firm, corporation, or business unit with which he or she is called upon to deal as a part of his or her assigned duties with the Company or an Adviser or principal underwriter or any other activity that the Access Person reasonably believes presents a potential conflict of interest. This disclosure must be timely so that the Company or, as applicable, an Adviser or principal underwriter may take such action concerning the conflict as deemed appropriate by the applicable Compliance Officer.

                  (2) Access Persons may not accept gifts, other than de minimis gifts, from persons doing business with or on behalf of the Company. Specific procedures regarding accepting or giving gifts may have been adopted by New York Life Insurance Company or by one of its subsidiaries that also may apply to an Access Person. In any event, gifts valued in excess of $100 may not be accepted by Investment Personnel from persons doing business with or on behalf of the Company.

                  (3) Access Persons (other than Independent Directors) may not serve as directors, officers, general partners, consultants, agents, representatives or employees of a publicly traded company or any Business Organized For


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                           Profit other than New York Life Insurance Company or
                           an affiliated company, unless prior authorization is obtained from the Compliance Officer. Such authorization will be based on a determination that the business of such corporation does not conflict with the interests of the Company, and that such service would be consistent with the best interests of the Company and its shareholders, and that such service is not prohibited by law. If such service is authorized, procedures must be in place to isolate Access Persons serving as directors, officers, general partners, consultants, agents, representatives or employees of outside entities from Investment Personnel making investment decisions on behalf of the Company. In addition, if service as a director of an outside Business Organized For Profit is authorized, securities of such outside entity will be added to the Company Restricted List.

         (B)      Preclearance of Personal Securities Transactions

                  (1) An Access Person must obtain prior written approval from the Company Compliance Officer or applicable Local Compliance Officer before purchasing or selling, directly or indirectly, any Covered Security in any account over which the Access Person exercises Beneficial Ownership.

                  (2) Except as otherwise set forth at Section (C) below, an Independent Director, or a non-Independent Director who is not an officer of the Company, New York Life Insurance Company or any of its affiliates, need only obtain prior approval from the Compliance Officer before purchasing or selling a Covered Security in any account over which the Independent Director exercises Beneficial Ownership if he or she knew or, in the ordinary course of fulfilling his or her official duties as a Director should have known, that during the 15-day period immediately before or after the director's transaction in that security, the Company, or any Fund thereof, purchased or sold that security on behalf of the Company, or any Fund thereof, or any Adviser considered purchasing or selling the security. A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated to an Access Person or, with respect to the person making the recommendation, when such person considers making such a recommendation.

                  (3) Except as otherwise set forth in Section (C) below, Access Persons who are officers or directors of New York Life Insurance Company and are not officers or directors of any Adviser (and are not otherwise actively involved with the purchase and sale of securities by the Company) need only obtain prior approval from the Compliance Officer before purchasing or selling a Covered Security in any account over which such officer or director exercises Beneficial Ownership if he or she knew or, in the


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                           ordinary course of fulfilling his or her official
                           duties in such capacity should have known, that during the 15-day period immediately before or after the officer's or director's transaction in that security, the Company, or any Fund thereof, purchased or sold that security on behalf of the Company, or any Fund thereof, or any Adviser considered purchasing or selling the security. A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated to an Access Person or, with respect to the person making the recommendation, when such person considers making such a recommendation.

                  (4) Access Persons are not required to preclear the following transactions except as otherwise set forth at Section (C) below:

                           (a) purchases or sales of securities, other than securities acquired in an Initial Public Offering or Limited Offering, effected in any account which is managed on a discretionary basis by a person other than such Access Person and with respect to which such Access Person does not in fact influence or control such transactions;

                           (b) non-discretionary purchases which are part of an automatic dividend or distribution reinvestment plan;

                           (c) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

                           (d) purchases or sales of exchange-traded futures contracts;

                           (e) purchases or sales of shares of registered open-end investment companies (commonly referred to as "mutual funds"); or

                           (f) purchases or sales of unit investment trusts ("UITs") which hold securities in proportion to a broad-based index.

         (C)      Other Rules Relating to Personal Securities Transactions

                  (1) Access Persons may not directly or indirectly acquire beneficial ownership in any security in an Initial Public Offering or a Limited Offering without the express written prior approval of the Company Compliance Officer. The Company Compliance Officer or the Local Compliance Officer, as the case may be, shall maintain a record as required by Rule 17j-1 of all requests for approval to acquire beneficial ownership of any security in an Initial Public Offering or a Limited Offering, the disposition of any such request, and, if applicable, the basis for approving the request.

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                  (2)      Access Persons who have obtained prior approval and
                           made an investment in an Initial Public Offering or Limited Offering must, if such Access Persons both continue to hold such investment and play a part in any subsequent consideration of an investment by the Company in that issuer, disclose that investment to the Company Compliance Officer, and, as applicable, to relevant Investment Personnel or any officer of the Company that plays a part in any subsequent consideration of an investment by the Company in that issuer. Under such circumstances, the Company's decision to purchase securities in an Initial Public Offering or Limited Offering should be subject to independent review by Investment Personnel with no investment in the issuer of such securities.

                  (3) No Access Person may execute a transaction in a Covered Security in any account over which he or she exercises Beneficial Ownership on a day when the Company has a pending "buy" or "sell" order in that same security until such order is executed or withdrawn. If the Access Person is an employee of an Adviser, this restriction shall apply only to those securities being bought or sold by the Fund and other accounts managed by that Adviser. However, if the Access Person has actual knowledge of securities being bought or sold by a Fund managed by a different Adviser, the Access Person shall be subject to this restriction with respect to such securities. An Independent Director is subject to this paragraph (3) only if he or she has actual knowledge that the Company has a pending "buy" or "sell" order in that same security.

                  (4) No Access Person may execute a personal securities transaction involving a Covered Security within fewer than seven calendar days before and after the Company executes a transaction in that same security.

                  (5) Access Persons may not profit from the purchase and sale or sale and purchase of the same (or equivalent) Covered Securities within 60 calendar days.

                  (6) Access Persons may not trade on inside information (i.e., material and non-public information) or communicate such information to others. An Access Person who believes that he or she is in possession of inside information should contact the Company Compliance Officer or Local Compliance Officer, as applicable. After reviewing the issue, the Company Compliance Officer or Local Compliance Officer, as the case may be, will advise the Access Person as to whether he or she may trade on or communicate the information to others.

                  (7) No Access Person may engage in "excessive trading" as determined by the Company Compliance Officer. "Excessive trading" may, for example and without limitation, be defined in terms of a maximum number of trades per



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                           quarter. The Company Compliance Officer will promptly
                           inform all Access Persons of any decision to establish and enforce any such specific definition of "excessive trading."

                  (8) With respect to transactions prohibited pursuant to paragraphs (3) and (4) immediately above, the Compliance Officer may make exceptions for contemplated transactions involving:

                           (i) 500 shares or less in the aggregate, if the issuer has market capitalization (outstanding shares multiplied by the current market price per share) greater than $5 billion; or

                           (ii) 500 shares or less in the aggregate in any seven day period or less than .001% of the issuer's market capitalization, whichever is less, if the issuer has market capitalization (outstanding shares multiplied by the current market price per share) less than $5 billion; or

                           (iii) investment grade debt instruments less than $100,000.

                           No such exception shall be granted with respect to transactions prohibited pursuant to paragraph (4) immediately above for securities "being considered for purchase or sale" by the Company. A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made or communicated to an Access Person or, with respect to the person making the recommendation, when such person considers making such a recommendation.

                  (9) Any profits realized from transactions prohibited by this Code, including, among other things, any profits realized from a personal securities transaction executed during the periods proscribed in paragraphs
                           (3), (4) or (5) immediately set forth above, must be disgorged to the Company if material and necessary to make the Company whole. To the extent practicable such disgorged profits will be allocated among the Funds proportionately. If allocation either to a particular Fund or among Funds is deemed impracticable by the Company Compliance Officer, the profit will be disgorged to a charity designated by the Company Compliance Officer. Profits deemed non-material or otherwise not necessary to make the Company whole by the Company Compliance Officer generally will be disgorged to a charity designated by the Company Compliance Officer.

VI.      REPORTING AND MONITORING

         (A)      Initial Securities Holdings Report

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                  Within ten (10) days of becoming an Access Person, each such person shall submit to the Company Compliance Officer or Local Compliance Officer a report on the form attached as Exhibit E or a similar form as approved by the Company Compliance Officer listing all Covered Securities beneficially owned by the Access Person. The report shall also include information requested on the form regarding any account with a broker, dealer or bank in which securities are held for the direct or indirect benefit of the Access Person. The Company Compliance Officer or Local Compliance Officer, as the case may be, shall maintain such reports and such other records as are required by Rule 17j-1.

         (B)      Quarterly Transaction Report

                  Each Access Person shall submit to the Company Compliance Officer or Local Compliance Officer on a quarterly basis, a report on the form attached as Exhibit B or a similar form as approved by the Company Compliance Officer covering the matters included in the form. The report must list transactions in any Covered Security in which such Access Person has, or by reason of such transaction acquires or disposes of, any Beneficial Ownership in the security. The report shall also include information requested on the form regarding any account with a broker, dealer or bank in which securities are held during the quarter for the director indirect benefit of the Access Person. Reports shall be delivered to the Company Compliance Officer or Local Compliance Officer, as the case may be, not later than ten (10) days after the end of the calendar quarter in which a transaction to which the report relates was effected. The Company Compliance Officer or Local Compliance Officer, as the case may be, shall maintain such reports and such other records as are required by Rule 17j-1.

         (C)      Annual Securities Holding Reports

                  All Access Persons shall submit to the Company Compliance Officer or Local Compliance Officer, as the case may be, on an annual basis, a report on the form attached as Exhibit C or a similar form as approved by the Company Compliance Officer listing all Covered Securities beneficially owned by the Access Person as of a date within thirty (30) days of the date that the form is submitted. The first of such annual reports shall be submitted to the Compliance Officer by no later than January 31, 2001, and on or before January 31st annually thereafter. The report shall also include information requested on the form regarding any account with a broker, dealer or bank in which securities are held for the direct or indirect benefit of the Access Person. The Compliance Officer shall maintain such reports and such other records as are required by Rule 17j-1 under the 1940 Act.

         (D)      Reports by Independent Directors

                  An Independent Director who would be required to make a report solely by reason of being a Director of the Company need not make an initial holdings report required by Section VI A. of this Code or an annual holdings report required under Section VI.C. of this Code. An Independent Director of the Company need only report a securities


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         transaction in accordance with this Section VI.D. and VI.B. (quarterly transaction reports) if such Director, at the time of that transaction, knew or, in the ordinary course of fulfilling his official duties as a Director of the Company, should have known that, during the 15-day period immediately preceding or following the date of the transaction by such Director, such security is or was purchased or sold by the Company, or the Company or one or more of its Advisers considered purchasing or selling the security.

         (E)      Copies of Confirmations and Account Statements

                  Each Access Person must direct his or her broker to provide to the Company Compliance Officer or Local Compliance Officer copies of confirmations of all personal securities transactions (including transactions in accounts in which the Access Person has beneficial ownership) on a timely basis and to provide copies of all periodic statements for all accounts over which the Access Person Beneficial Ownership. Independent Directors of the Company need not provide such broker confirmations.

         (F)      Monitoring and Review of Reports

                  The Compliance Officer shall monitor the personal trading activity and review the personal trading and securities holdings reports of all Access Persons pursuant to procedures established under this Code.

         (G)      Confidentiality

                  All reports furnished pursuant to this Section VI will be maintained on a confidential basis and will be reasonably secured to prevent access to such records by unauthorized personnel.

         (H)      Annual Compliance Certification

                  Each Access Person shall complete an annual certification in the form attached as Exhibit D (or as revised from time to time) that he or she has received, read and understood the Code and that he or she is subject to and has complied with each of the Code's provisions applicable to such person.

         (I)      Annual Report to Board

                  The Compliance Officer shall prepare an annual report for the Board which the Board should consider. At a minimum, the annual report shall:

                  (i) summarize the existing Procedures concerning personal investing and any changes in the Procedures made during the year;

                  (ii) describe any issues arising under the Code or Procedures since the last report to the Board, including, but not limited to, information about material violations to the Code or Procedures, and sanctions imposed in response to the material violations;

                  (iii) certify to the Board that the Company or, in the case of an Adviser or principal underwriter, such Adviser or principal underwriter has adopted procedures reasonably necessary to prevent Access Persons from violating the Code of Ethics; and

                  (iv) identify any recommended changes in existing restrictions or procedures

VII.     EXCEPTIONS

         The Compliance officer, in consultation with legal counsel for the Company and the Local Compliance Officer, if applicable, may grant written exceptions to provisions of the Code in circumstances which present special hardship. The exceptions may be granted to individuals or classes of individuals with respect to particular transactions, classes of transactions or all transactions. Exceptions shall be structured to be as narrow as is reasonably practicable with appropriate safeguards designed to prevent abuse of the exception. Notwithstanding the foregoing, however, no exception to a provision of the Code shall be granted where such exception would result in a violation of Rule 17j-1. Any exception which is granted shall be reported to the Board at the next regularly scheduled meeting of the Directors.

VIII.    RECORD-KEEPING

         (A) The Company Compliance Officer and the Local Compliance Officer must maintain all records (including information provided on Exhibits A and/or B attached to the Procedures) relating to compliance with the Code, such as exception reports, other internal memoranda relating to non-compliant transactions and preclearance records, for a period of seven years.

         (B) Upon request by the Company Compliance Officer, a Local Compliance Officer will provide the Company Compliance Officer access to the Local Compliance Officer's Code records.

                                   EXHIBIT A.1


              Rule 17j-1 Under the Investment Company Act of 1940.

                                   EXHIBIT A.2


              Rule 16a-1 under the Securities Exchange Act of 1934.

                                    EXHIBIT B

                     QUARTERLY SECURITIES TRANSACTION REPORT

                     FOR THE QUARTER ENDED _________, 200__

         This report is submitted by _________________________ (print name).*

         (a) I certify that the transactions listed below are the only transactions effected in Covered Securities of which I had Beneficial Ownership as defined in Section III of the Code of Ethics during the quarter ended __________________________________ including any transactions with respect to any account with a broker dealer or bank for my direct or indirect benefit.

==============================================================================================================================
                                                                             INTEREST RATE AND
                          TYPE OF      TITLE OF      NO. OF    PRINCIPAL     MATURITY DATE (IF                 BROKER-
 DATE OF TRANSACTION    TRANSACTION    SECURITY      SHARES     AMOUNT         APPLICABLE)         PRICE     DEALER/BANK
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

==============================================================================================================================

P        =        Purchase
S        =        Sale
E        =        Exercise of Option
                                                  _____________________________
                                                  Signature

* This report will not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in any security to which the report relates.

(b) The following are the accounts in which any securities were held for my direct or indirect benefit during the quarter ended __________________:

------------------------------------------------------------------------------------------------------------------
     NAME OF BROKER, DEALER OR BANK               DATE ACCOUNT ESTABLISHED           CHECK IF ESTABLISHED/CLOSED
     WITH WHICH ACCOUNT IS/WAS HELD             (AND CLOSED, IF APPLICABLE)                 LAST QUARTER
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------


         (c) I certify that the information contained in this report is true and correct as of the date indicated below.

Signature:_______________________ Date Report Submitted: ______________________

Received By: ______________  Reviewed By: ____________  Comments: _____________
             Title:                       Title:
             Date:                        Date:                   _____________

                                                                  _____________

                                    EXHIBIT C

                        ANNUAL SECURITIES HOLDING REPORT

                      FOR THE YEAR ENDED DECEMBER 31, 200__

         This report is submitted by __________________________ (print name).*

         I certify that the securities listed below are the only Covered Securities of which I had beneficial ownership as of the year ended December 31, ____ including any securities held in an account with a broker dealer or bank for my direct or indirect benefit.

========================================================================================================================
         NAME OF       TYPE OF     NO. OF      DATE(S)        PRINCIPAL           BROKER-       NATURE OF INTEREST
         SECURITY     SECURITY     SHARES     PURCHASED        AMOUNT           DEALER/BANK     (DIRECT, OWNERSHIP,
                                                           (IF APPLICABLE)                       SPOUSE, CONTROL,
                                                                                                      ETC.)
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

========================================================================================================================


Signature:_________________________    Date Report Submitted: _________________

Received By: __________    Reviewed By: __________     Comments:  __________
             Title:                     Title:
             Date:                      Date:                     __________

                                                                  __________

* This report will not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in any security to which this report relates.

                                    EXHIBIT D


                             ANNUAL CERTIFICATION OF

                   COMPLIANCE WITH THE MAINSTAY CODE OF ETHICS


         I, _______________, hereby certify that I have received the MainStay Code of Ethics adopted pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (the "Code"), and that I have read and understood the Code. I further certify that I am subject to the Code and have complied with each of the Code's provisions to which I am subject.


                                               ________________________________
                                               Name:
                                               Position

_______________________________
Date:

Received By: __________________
             Title:
             Date:

                                    EXHIBIT E

                        INITIAL SECURITIES HOLDING REPORT

                            AS OF ____________, 200__

         This report is submitted by _______________________________(print name and position).*

         I certify that the Covered Securities listed below are the only securities of which I have direct or indirect beneficial ownership as of _________, 2000, including those held in an account with any broker, dealer or bank for my direct or indirect benefit.

==============================================================================================================
         NAME OF       TYPE OF     NO. OF           PRINCIPAL           BROKER-       NATURE OF INTEREST
         SECURITY     SECURITY     SHARES            AMOUNT           DEALER/BANK     (DIRECT, OWNERSHIP,
                                                 (IF APPLICABLE)                       SPOUSE, CONTROL,
                                                                                            ETC.)
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

==============================================================================================================


Signature:_________________________    Date Report Submitted: _________________

Received By: __________    Reviewed By: __________     Comments:  __________
             Title:                     Title:
             Date:                      Date:                     __________

                                                                  __________


* This report will not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in any security to which the report relates.